Exhibit 99.1

Diodes Completes Acquisition of ElevATE Semiconductor, Expanding Presence in High-Growth ATE Market

Plano, Texas – August 27, 2026 -- Diodes Incorporated (Diodes) (Nasdaq: DIOD) today announced the successful completion of its acquisition of ElevATE Semiconductor, Inc. ("ElevATE"), a leading provider of high-performance integrated circuits for the Automated Test Equipment (ATE) market, in an all-cash transaction for $250 million.

ElevATE is a fabless semiconductor company based in San Diego, California that specializes in the development of highly integrated, low-power analog and mixed-signal semiconductor solutions that address the industry's most demanding semiconductor test challenges. The acquisition expands Diodes' analog and mixed-signal product portfolio and strengthens the company's position in attractive, high-growth end markets driven by increasing semiconductor complexity and test intensity.

"The completion of the ElevATE acquisition marks an important milestone in advancing Diodes’ portfolio and content expansion initiatives to capitalize on the growing demand for semiconductor test solutions," said Gary Yu, President and Chief Executive Officer of Diodes Incorporated. “First, I would like to welcome ElevATE employees to the Diodes’ family. ElevATE's differentiated technology, exceptional engineering capabilities, strong customer relationships, and leadership in the ATE market complement Diodes' broad analog and power portfolio, manufacturing scale, and global organization. Together, we are well positioned to deliver broader solutions to customers, while expanding our participation in higher-value analog and mixed-signal applications."

As previously announced, ElevATE is expected to contribute approximately $50 million in revenue during the first twelve months following the acquisition close and is anticipated to be immediately accretive to Diodes' revenue, gross margin, and earnings per share. ElevATE will operate as a product line within Diodes, ensuring continuity for customers while benefiting from Diodes' global infrastructure, manufacturing footprint, and worldwide sales network.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), delivers high-quality semiconductor products to the world’s leading companies in the automotive, industrial, computing, consumer electronics, and communications markets. We leverage our expanded product portfolio of analog and power solutions combined with a flexible hybrid manufacturing model to meet customers’ needs. Our broad range of application-specific products, delivered through a total solutions sales approach and supported by global operations including engineering, testing, manufacturing, and customer service, enable us to be a premier provider for high-growth markets. For more information, visit www.diodes.com.

Cautions Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements. Forward-looking statements in this press release include statements regarding the anticipated benefits of the acquisition, expected revenue contributions, accretion to earnings, and market growth opportunities. These forward-looking statements are based on Diodes' current expectations and assumptions and involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied. Such factors include, but are not limited to: integration risks; competitive market conditions; changes in demand for ATE products; macroeconomic conditions; and other risks described in Diodes' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Diodes undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

The Diodes logo is a registered trademark of Diodes Incorporated in the United States and other countries.

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Company Contact:

Diodes Incorporated

Gurmeet Dhaliwal

Vice President, Corporate Marketing & IR

P: 408-232-9003

E: Gurmeet_Dhaliwal@diodes.com

Investor Relations Contact:

Shelton Group
Leanne Sievers
President Investor Relations
P: 949-224-3874
E: lsievers@sheltongroup.com